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STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FIRST QUARTER
			One-Time	Normalized
	GAAP 2010		Charges[1]	2010[2]	2009

NET SALES	$1,262.0		$-	$1,262.0	$913.0

COSTS AND EXPENSES
Cost of sales	806.1		(41.6)	764.5	551.9
Gross margin	455.9		41.6	497.5	361.1
% to Net sales	36.1%			39.4%	39.6%
Selling, general and administrative	382.5		(49.0)	333.5	252.7
% to Net sales	30.3%			26.4%	27.7%

Operating margin	73.4		90.6	164.0	108.4
% to Net sales	5.8%			13.0%	11.9%

Other-net	64.9		(32.0)	32.9	30.3
Restructuring charges and asset impairments	97.4		(90.2)	7.2	9.1

(Loss) Income from operations		(88.9)	212.8	123.9	69.0

Interest-net	18.1		-	18.1	16.3

(LOSS) EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(107.0)		212.8	105.8	52.7

Income taxes (benefit)	1.5		(34.1)	35.6	13.7

NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	(108.5)		178.7	70.2	39.0

Less: net earnings attributable to noncontrolling interests	0.1		-	0.1	0.7

NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	(108.6)		178.7	70.1	38.3

Loss from discontinued operations before income taxes	-		-	-	(1.1)
Income tax benefit on discontinued operations	-		-	-	(0.5)

NET LOSS FROM DISCONTINUED OPERATIONS	-		-	-	(0.6)

NET (LOSS) EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS		$(108.6)	$178.7	$70.1	$37.7

BASIC (LOSS) EARNINGS PER SHARE OF COMMON STOCK
Continuing operations		$(1.11)	$1.83	$0.72	$0.48
Discontinued operations	-		-	-	(0.01)

Total basic (loss) earnings per share of common stock		$(1.11)	$1.83	$0.72	$0.48

DILUTED (LOSS) EARNINGS PER SHARE OF COMMON STOCK
Continuing operations		$(1.09)	$1.80	$0.70	$0.48
Discontinued operations	-		-	-	(0.01)

Total diluted (loss) earnings per share of common stock		$(1.09)	$1.80	$0.70	$0.47

DIVIDENDS PER SHARE	$0.33				$0.32

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	97,672		97,672	97,672	79,209

Diluted	99,462		99,462	99,462	79,471

1 One-time charges relate primarily to the Black & Decker merger, including inventory step-up, certain executive compensation and severance costs associated with the change in control, transaction and integration costs.
2 The normalized 2010 statement of operations, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s margin and earnings results aside from the material impact of the one-time charges associated with the Black & Decker merger.

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STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	April 3, 2010	January 2, 2010
ASSETS
Cash and cash equivalents	$1,505.4	$400.7
Accounts and notes receivable	1,557.4	532.0
Inventories	1,397.6	366.2
Other current assets	523.5	113.0

Total current assets	4,983.9	1,411.9

Property, plant and equipment, net	1,030.1	575.9
Goodwill and other intangibles, net	8,190.1	2,594.8
Other assets	728.8	186.5

Total assets	$14,932.9	$4,769.1

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$708.8	$298.4
Accounts payable	928.7	410.1
Accrued expenses	1,521.4	483.5

Total current liabilities	3,158.9	1,192.0

Long-term debt	2,743.4	1,084.7
Other long-term liabilities	2,492.2	480.9
Stanley Black & Decker, Inc. shareowners’ equity	6,513.6	1,986.1
Non-controlling interests equity	24.8	25.4

Total liabilities and equity	$14,932.9	$4,769.1

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STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FIRST QUARTER
		One Time	Normalized
	GAAP 2010	Charges and Payments	2010	2009
OPERATING ACTIVITIES
Net (loss) earnings	$(108.6)	$178.7	$70.1	$37.7
Depreciation and amortization	59.7	—	59.7	48.0
Changes in working capital	(90.4)	—	(90.4)	(45.3)
Other	106.6	(86.7)	19.9	(36.8)

Net cash (used in)provided by operating activities	(32.7)	92.0	59.3	3.6

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(22.1)	—	(22.1)	(21.7)
Business acquisitions and asset disposals	(7.2)	—	(7.2)	(6.0)
Cash acquired from Black & Decker	949.4	—	949.4	—
Cash dividends on common stock	(34.3)	—	(34.3)	(25.3)
Other	251.6	—	251.6	(34.2)

Net cash provided by (used in) investing and financing activities	1,137.4	—	1,137.4	(87.2)

Increase (decrease) in Cash and Cash Equivalents	1,104.7	92.0	1,196.7	(83.6)
Cash and Cash Equivalents, Beginning of Period	400.7	—	400.7	211.6

Cash and Cash Equivalents, End of Period	$1,505.4	$92.0	$1,597.4	$128.0

Free Cash Flow Computation[3]

Operating Cash (Outflow) Inflow	$(32.7)		$59.3	$3.6
Less: capital and software expenditures	(22.1)		(22.1)	(21.7)

Free Cash (Outflow) Inflow (before dividends)	$(54.8)		$37.2	$(18.1)

1 One-time charges and payments related primarily to the Black & Decker merger, including inventory step-up (non-cash), certain executive compensation and severance costs associated with change in control, transaction and integration costs.

2, 3 Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized cash flow and free cash flow, as reconciled above, are considered meaningful pro forma metrics to aid the understanding of the company’s cash flow performance aside from the material impact of Black & Decker merger-related payments and charges.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	GAAP	One Time	Normalized
	2010	Charges[1]	2010[2]	2009
NET SALES
Construction & DIY	$561.4		$561.4	$303.3
Security	413.9		413.9	373.7
Industrial	286.7		286.7	236.0

Total	$1,262.0		$1,262.0	$913.0

SEGMENT PROFIT
Construction & DIY	$51.5	$31.9	$83.4	$28.8
Security	64.1	5.3	69.4	70.6
Industrial	33.3	4.4	37.7	24.5

Segment Profit	148.9	41.6	190.5	123.9
Corporate Overhead	(75.5)	49.0	(26.5)	(15.5)

Total	$73.4	$90.6	$164.0	$108.4

Segment Profit as a Percentage of Net Sales

Construction & DIY	9.2%		14.9%	9.5%
Security	15.5%		16.8%	18.9%
Industrial	11.6%		13.2%	10.4%

Segment Profit	11.8%		15.1%	13.6%
Corporate Overhead	-6.0%		-2.1%	-1.7%

Total	5.8%		13.0%	11.9%

1 One-time charges relate primarily to the Black & Decker merger, including inventory step-up, certain executive compensation and severance costs associated with the change in control, and integration costs.

2 The normalized 2010 business segment information, as reconciled to GAAP above, is considered relevant to aid analysis of the company’s segment profit results aside from the material impact of the one-time charges associated with the Black & Decker merger.